Spindle Updates Pending Acquisition of Privately Held Payment Company

Asset Purchase Agreement Formally Executed with Closing Scheduled on May 15, 2018 while SEC Compliance Consultant Ronald McIntyre Named to Board of Directors

MESA, AZ--(GLOBE NEWSWIRE - April 9, 2018) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or "Company"), a provider of payment processing services, today updated the status of its previously announced pending acquisition of a privately held payments processing company. The parties formally executed an asset purchase agreement on April 6, 2018. The scheduled close date is May 15, 2018.

The acquisition brings value drivers including a profitable business with a rapidly growing merchant portfolio, experienced executive leadership with 25 years in the payment space, and an experienced technology veteran, both of which will join the Spindle team as CEO and CTO, respectively.

Dr. Jack Scott, Spindle Interim CEO stated, “We’re pleased that we continue to make progress towards consummating what I believe has the potential to represent a transformational transaction for Spindle and its shareholders. While we had been working towards an anticipated earlier closing date, last week’s formal execution of a definitive asset purchase agreement has helped address certain issues that remained outstanding.”

Scott concluded, as the Company’s largest investor from a paid in capital perspective, I’m more confident than ever that the transaction is in the best interest of all involved. I look forward to working towards the May 15 closing date, followed by their executives formally joining our management team and continuing their strong growth under the Spindle umbrella. Lastly, I also want to welcome Ronald McIntyre to our board of directors filling the role as audit committee chairman. Ron’s deep understanding of compliance, securities law, public filings and M&A is already bringing material value to Spindle. Ron will also chair Spindle’s Asset Purchase Special Advisory Committee, created for the purpose of evaluating the acquisition to make sure that it is in the best interest of the Company and its shareholders.”

The target company brings the power of payment technology to merchants with innovative and easy-to-use products that are supported by quality customer service. The resulting combined company is expected to offer industry leading technology, including its own in house developed payments gateway, direct API, and an enterprise-level CRM solution specific to payment processing. Functionality will include offering different access for ISO, agents, and merchants, online merchant application processing, unlimited downstream revenue/commission, immediate underwriting, statement and reporting, and cryptocurrencies merchant processing.

Together the combined company will deliver payment processing solutions that maximize efficiency, security, and cost savings. Solutions are expected to comprise a comprehensive blend of bankcard expertise, operational service and support, and technology that accelerates each customer's journey toward an improved bottom line.

Closing of the transaction is subject to usual and customary conditions for a transaction of this nature, not limited to an independent third-party valuation. Details may be found in a Form 8K filed with the SEC.

About Spindle

Spindle, Inc. provides payment processing services to merchants using its Catalyst Gateway, and also acts as an agent, independent contractor or referral partner to broker merchants that it secures to other merchant processors for ongoing fees based on processing volume.  Spindle serves Small to Medium-sized Businesses (SMBs) in these capacities.

Visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We can give investors no assurance that the transaction will be successfully consummated. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.